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[LOGO OF JOHN HANCOCK]                   Insurance Schedule to Master COLI Application for Life Insurance
                                          John Hancock Life Insurance Company of New York
                                          (hereinafter referred to as The Company)

Service Office:
COLI Unit                                 . This form is part of the Master COLI Application for Life Insurance.
197 Clarendon Street                      . Type or print using black ink. Any changes must be initialed by the Owner's Authorized
Boston, Massachusetts 02117                 Officer.
                                          . Use additional forms if required.

                                                                                                                     Page 1 of 1
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Insurance Schedule for     ABC COMPANY                                                                          (Name of Owner)
____________________________________________________________________________________________________________________________________
Social Security/              Name          Date of Birth  Insurance  Sex  Smoker   Initial Base  Supplemental    Total     Annual
   Tax ID No.          First, Middle, Last   MM   DD   YY     Age     M/F   Y/N     Face Amount   Face Amount*  Face Amount Premium
____________________________________________________________________________________________________________________________________
   123-45-6789             JOHN M. DOE       02   15   62     39       M     N        200,000                     200,000

   ###-##-####             MARY E. DOE       04   19   63     38       F     N        200,000                     200,000

   ###-##-####           JAMES A. SMITH      11   17   55     45       M     N        200,000                     200,000

* Show "M" to denote that SFA matches the option selected on the Master COLI Application. Show "C" to denote that SFA matches the Customized Schedule, form CP0005NY completed for the Proposed Life Insured.

____________________________________________________________________________________________________________________________________
Signature
____________________________________________________________________________________________________________________________________

This Insurance Schedule, the Master COLI Application for Life Insurance, Consent to Life Insurance forms and any Application Supplement shall constitute the applications for coverage insuring the lives of each Proposed Life Insured. The above information is complete and true to the best of my knowledge and belief.

Signed at     City              State                       This                 Day of                               Year

____________________________________________                ______________       _________________________________    ______________
Signature and Title of Authorized Officer

x
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(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY.
All rights reserved.
CP3211NY (05/2006)